Exhibit 10.21
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of November 5, 2007 between Lynn Courville (“Executive”) and Mobile Storage Group, Inc., a Delaware corporation (“Company”).
RECITALS
A. Executive and Company entered into that certain Employment Agreement dated June 1, 2004 (the “Agreement”).
B. Each of the parties hereto desires to amend the Agreement as set forth herein, and desires that, except as set forth in this Amendment, the Agreement shall remain in full force and effect.
NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement (without regard to this Amendment).
2. Amendment. Section 3.1(b) of the Agreement is hereby amended and restated as follows:
“(b) In the case of (i) termination of this Agreement pursuant to Section 3.1(a)(i), (ii) termination of this Agreement without Cause or (iii) termination pursuant to Section 3.3 for “Good Reason”, the Executive shall be entitled to: (A) participate in the insurance benefits described in Section 2.4 for a period of twelve (12) months from the date of the termination of this Agreement (the “Termination Date”); provided, however, that the Executive’s right to participate in insurance benefits shall terminate in the event the Executive obtains new employment and has the ability to obtain comparable insurance benefits through such new employment and (B) receive compensation equal to the Basic Compensation, as determined pursuant to Section 2.1, for a period of twelve (12) months after the Termination Date. In each case such amounts shall be payable in accordance with the Company’s payroll procedures for senior management and as if the Executive’s employment had continued for such period.”
3. References. All references in the Agreement to “Agreement,” “herein,” “hereof,” or terms of like import referring to the Agreement or any portion thereof are hereby amended to refer to the Agreement as amended by this Amendment.

4. No Implied Amendments. Except as expressly provided herein, the Agreement is not being amended, supplemented, or otherwise modified, and the Agreement shall continue in force and effect in accordance with its terms.
5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all such counterparts together shall constitute but one and the same agreement.
6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7. Governing Law. This Amendment shall at all times be governed by and construed, interpreted and enforced in accordance with the internal laws (as opposed to conflict or choice of laws provisions) of the State of California.

[SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT OF LYNN COURVILLE]
IN WITNESS WHEREOF, Company has caused this Amendment to be signed by its duly authorized officers and Executive has signed this Agreement as of the day and year first above written.

EXECUTIVE

Lynn Courville

COMPANY

MOBILE STORAGE GROUP, INC.

By:

Douglas A. Waugaman
President & Chief Executive Officer

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